 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2017

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On May 11, 2017, Staffing 360 Solutions, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) to act as the Company’s sales agent with respect to the issuance and sale of up to $3,000,000 of the Company’s shares of common stock, par value $0.00001 per share (the “Shares”), from time to time in an at-the-market public offering (the “Offering”).

Sales of the Shares, if any, through Joseph Gunnar, will be made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker. Joseph Gunnar may also sell the Shares in privately negotiated transactions, provided that Joseph Gunnar receives our prior written approval for any sales in privately negotiated transactions.

The Company or Joseph Gunnar may suspend the offering of Shares upon notice and subject to other conditions. The Sales Agreement will automatically terminate on March 22, 2019, or sooner if terminated as permitted therein.

The Company will pay Joseph Gunnar a commission equal to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Joseph Gunnar against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-208910), which was previously declared effective by the Securities and Exchange Commission, and a related prospectus.

In connection with the Offering, the legal opinion of Laxague Law, Inc. as to the legality of the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated May 11, 2017, by and between Staffing 360 Solutions, Inc. and Joseph Gunnar & Co., LLC
5.1	Opinion of Laxague Law, Inc.
23.1	Consent of Laxague Law, Inc. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman